Exhibit 10.4

EXECUTION COPY

INTERCREDITOR AGREEMENT

dated as of December 23, 2004

among

MAGNACHIP SEMICONDUCTOR S.A.,

MAGNACHIP SEMICONDUCTOR FINANCE COMPANY,

the other Pledgors from time to time party hereto,

UBS AG, STAMFORD BRANCH,

as Credit Agreement Agent and

Priority Lien Collateral Agent hereunder,

The Bank of New York,

as Trustee and Parity Lien Collateral Agent hereunder,

and

U.S. Bank National Association,

as Collateral Trustee

i

EXHIBIT A	–	Form of Intercreditor Agreement Joinder

ii

This Intercreditor Agreement (this “Agreement”) is dated as of December 23, 2004 and is by and among MAGNACHIP SEMICONDUCTOR S.A., a société anonyme, organized and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 10, rue de Vianden, L-2680 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of commerce and companies under the number B 97,483, MAGNACHIP SEMICONDUCTOR FINANCE COMPANY, a Delaware corporation (collectively, the “Borrowers”), the Pledgors (as defined below) from time to time party hereto, UBS AG, STAMFORD BRANCH, as Credit Agreement Agent (as defined below) and as Priority Lien Collateral Agent (in such capacity and together with its successors in such capacity, the “Priority Lien Collateral Agent”), The Bank of New York, as Trustee (as defined below) and as Parity Lien Collateral Agent (in such capacity and together with its successors in such capacity, the “Parity Lien Collateral Agent”) and U.S. Bank National Association, as Collateral Trustee (as defined below).

RECITALS

The Borrowers intend to enter into a Credit Agreement dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Credit Agreement”) among the Borrowers, the Pledgors from time to time party thereto, the Lenders party thereto, UBS AG, STAMFORD BRANCH, as Administrative Agent and Collateral Agent (in such capacities and together with its successors, the “Credit Agreement Agent”), which will provide for a $100.0 million credit facility.

The Borrowers and the other Pledgors also intend to enter into the Priority Lien Security Documents pursuant to which the Priority Lien Collateral Agent will be granted a first priority security interest in the Collateral.

The Borrowers intend to issue 6-7/8% Second Priority Senior Secured Notes due 2011 in the aggregate principal amount not to exceed $200 million and Floating Rate Second Priority Senior Secured Notes due, 2011 in the aggregate principal amount not to exceed $300 million(including any related exchange notes, the “Notes”) pursuant to an Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Indenture”) among the Borrowers, the guarantors party thereto and The Bank of New York, as trustee (in such capacity and together with its successors in such capacity, the “Trustee”).

The Borrowers and the other Pledgors also intend to enter into the Parity Lien Security Documents pursuant to which the Parity Lien Collateral Agent will be granted a second priority security interest in the Collateral, which security interest is subordinate to the security interest of the Priority Lien Collateral Agent.

The Borrowers and the other Pledgors intend to secure the Obligations under the Credit Agreement and any future Priority Lien Debt on a priority basis and, subject to such priority, intend to secure the Obligations under the Indenture and any future Parity Lien Debt, with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable Security Documents, and desire to enter into this Agreement to confirm their relative rights with respect to the Collateral as provided in this Agreement.

Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1 Defined Terms. The following terms will have the following meanings:

“Act of Required Debtholders” means, as to any matter at any time:

(a) prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Priority Lien Collateral Agent by or with the written consent of the holders of more than 50% of the sum of:

(1) the aggregate outstanding principal amount of Priority Lien Debt (including outstanding letters of credit whether or not then available or drawn); and

(2) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt; and

(b) at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Parity Lien Collateral Agent by or with the written consent of the holders of Parity Lien Debt representing the Required Parity Lien Debtholders.

For purposes of this definition, (i) Secured Debt registered in the name of, or beneficially owned by, the Borrowers or any Affiliate of the Borrowers will be deemed not to be outstanding and (ii) votes will be determined in accordance with Section 7.2.

“Additional Secured Debt” has the meaning set forth in Section 4.3.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” has the meaning set forth in the preamble.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the Board of Directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowers” has the meaning set forth in the preamble.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(a) in the case of a corporation, corporate stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Class” means (1) in the case of Parity Lien Debt, every Series of Parity Lien Debt, taken together, and (2) in the case of Priority Lien Debt, every Series of Priority Lien Debt, taken together.

“Collateral” means all properties and assets of the Borrowers and the other Pledgors now owned or hereafter acquired which constitute Parity Lien Collateral or Priority Lien Collateral.

“Collateral Trust Agreement” means that certain Collateral Trust Agreement dated as of December 23, 2004 (as the same may be amended from time to time) by and among the Credit Agreement Agent, the Trustee and the Collateral Trustee with respect to a trust estate consisting of certain guarantees of the Secured Obligations issued to the Collateral Trustee by Korean Opco and the various liens on Collateral owned by Korean Opco to secure such guarantees, together with its successors in such capacity

“Collateral Trust Guarantee Rights” means the rights of the Collateral Trustee with respect to any guarantee issued by Korean Opco to the Collateral Trustee.

“Collateral Trust Security Rights” means the rights of the Collateral Trustee with respect to the properties and assets of Korean Opco which secure, directly or indirectly, any of the Secured Obligations.

“Collateral Trustee” means U.S. Bank National Association, in its capacity as collateral trustee under the Collateral Trust Agreement.

“Credit Agreement” has the meaning set forth in the recitals.

“Credit Agreement Agent” has the meaning set forth in the recitals.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(a) termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(b) payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit);

(c) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt or the arrangement of substitute collateralization for such Priority Lien Debt which is satisfactory to the holder of such applicable Priority Lien Debt; and

(d) payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“equally and ratably” means, in reference to sharing of Liens or proceeds thereof as between holders of Secured Obligations within the same Class, that such Liens or proceeds:

(a) will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Secured Debt within that Class, for the account of the holders of such Series of Secured Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on each outstanding Series of Secured Debt within that Class when the allocation or distribution is made, and thereafter

(b) will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Secured Obligations within that Class) to the Secured Debt Representative for each outstanding Series of Secured Obligations within that Class, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative, the Priority Lien Collateral Agent and the Parity Lien Collateral Agent) prior to the date such distribution is made.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(b) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices, in each case, in the ordinary course of business, in reasonable relation to the business of the Borrowers and the Restricted Subsidiaries (as defined under the Indenture), and not for speculative purposes.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c) in respect of banker’s acceptances;

(d) representing Capital Lease Obligations;

(e) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(f) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person and the amount of such obligation being deemed to be the lesser of the value of such asset and the amount of the obligation so secured) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” has the meaning set forth in the recitals.

“Insolvency or Liquidation Proceeding” means:

(a) any case commenced by or against any Borrower or any other Pledgor under Title 11, U.S. Code or any similar federal, state, or foreign law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Borrower or any other Pledgor, any receivership or assignment for the benefit of creditors relating to any Borrower or any other Pledgor or any similar case or proceeding relative to any Borrower or any other Pledgor or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Borrower or any other Pledgor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c) any other proceeding of any type or nature in which substantially all claims of creditors of any Borrower or any other Pledgor are determined and any payment or distribution is or may be made on account of such claims.

“Insurance Claims” means any claims of the Collateral Trustee for recovery under any insurance policy (including, without limitation, title insurance) with respect to any of the Collateral.

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A.

“Korean Opco” means MagnaChip Semiconductor, Ltd., a limited liability company (yuhan hoesa in Korean) duly organized and existing under the laws of the Republic of Korea, and any successor entity which grants or provides liens on its properties and assets to the Collateral Trustee.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, in each case of any kind, to secure payment of a debt or performance of an obligation.

“Lien Enforcement Parties” means each of the Priority Lien Collateral Agent, the Parity Lien Collateral Agent and the Collateral Trustee.

“Lien Sharing and Priority Confirmation” means:

(a) as to any Series of Parity Lien Debt, the written agreement of the holders of such Series of Parity Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt, each existing and future Priority Lien Representative and each existing and future holder of Permitted Prior Liens:

(1) that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by any Borrower or any other Pledgor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Parity Lien Collateral Agent for the benefit of all holders of Parity Lien Obligations equally and ratably;

(2) that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Parity Liens, the order of application of proceeds from the enforcement of Parity Liens and the indemnification of the Parity Lien Collateral Agent and Collateral Trustee; and

(3) consenting to and directing the Collateral Trustee and the Parity Lien Collateral Agent to perform its obligations under this Agreement and the other Security Documents; and

(b) as to any Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in the Credit Agreement or other agreement governing such Series of Priority Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt, each existing and future Parity Lien Representative and each existing and future holder of Permitted Prior Liens:

(1) that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by any Borrower or any other Pledgor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Priority Lien Collateral Agent for the benefit of all holders of Priority Lien Obligations equally and ratably;

(2) that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Priority Liens, the order of application of proceeds from enforcement of Priority Liens and the indemnification of the Priority Lien Collateral Agent and Collateral Trustee; and

(3) consenting to and directing the Collateral Trustee and the Priority Lien Collateral Agent to perform its obligations under this Agreement and the other Priority Lien Security Documents.

“Notes” has the meaning set forth in the recitals.

“Note Documents” means the Indenture, the Notes and the Security Documents.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Officers’ Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Borrowers by two officers of the Borrowers, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrowers, including:

(a) a statement that the Person making such certificate has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Opinion of Counsel” means an opinion of legal counsel (which may be counsel to a Lien Enforcement Party or a Borrower) which is in form and substance reasonably acceptable to the Priority Lien Collateral Agent and the Parity Lien Collateral Agent.

“Parity Lien” means a Lien granted by a Parity Lien Security Document to the Parity Lien Collateral Agent, at any time, upon any property of the Borrowers or any other Pledgor to secure Parity Lien Obligations.

“Parity Lien Collateral” means all properties and assets of Borrowers and the other Pledgors, now owned or hereafter acquired, with respect to which a Parity Lien is granted, together with the rights of the Parity Lien Collateral Agent, if any, in the Collateral Trust Security Rights and the rights in any Insurance Claims.

“Parity Lien Collateral Agent” means the Trustee, in its capacity as collateral agent under certain of the Parity Lien Security Documents, for the benefit of the Trustee and the holders of notes or other Parity Lien Obligations, together with its successors in such capacity.

“Parity Lien Debt” means:

(a) the Notes issued on the date hereof (including any related exchange notes); and

(b) any other Indebtedness (including additional Notes) that is secured equally and ratably with the Notes by a Lien which was intended to be a Parity Lien and that was permitted to be incurred and so secured under each applicable Secured Debt Document;

provided, in the case of any Indebtedness referred to in clause (b) of this definition, that:

(1) on or before the date on which such Indebtedness is incurred by the Borrowers or by a Restricted Subsidiary (as defined under the Indenture) of the Borrowers, such Indebtedness is designated by the Borrowers, in an Officers’ Certificate delivered to each of the Parity Lien Representative, Collateral Trustee and the Parity Lien Collateral Agent, as “Parity Lien Debt” for the purposes of the Secured Debt Documents; provided, that no Series of Secured Debt may be designated as both Parity Lien Debt and Priority Lien Debt;

(2) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(3) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Parity Lien Collateral Agent’s Lien to secure such

Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (3) will be conclusively established if the Borrowers deliver to the Parity Lien Collateral Agent and the Priority Lien Collateral Agent an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Parity Lien Debt”).

“Parity Lien Documents” means, collectively, the Note Documents and the indenture, credit agreement or other agreement governing each other Series of Parity Lien Debt and the Parity Lien Security Documents.

“Parity Lien Security Documents” means this Agreement, each Lien Sharing and Priority Confirmation relating to Parity Lien Debt, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers of security executed and delivered by any Borrower or any other Pledgor creating (or purporting to create) a Lien for the benefit of the holders of Parity Lien Debt upon Collateral in favor of the Collateral Trustee or the Parity Lien Representative, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations (including, without limitation, any Obligations under guarantees issued by Korean Opco or any other Pledgor) in respect thereof.

“Parity Lien Representative” means:

(a) in the case of the Notes, the Trustee; or

(b) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt and (i) is appointed as a Parity Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (ii) that has executed an Intercreditor Agreement Joinder.

“Permitted Prior Liens” means:

(a) Liens described in clause (1), (4), (5), (6), (7), (8) (11), (16), (18) (provided that the original Lien was a Permitted Prior Lien), (19), (20), (21), (22), (23), (24), (25) and (26) of the definition of “Permitted Liens” (as defined in the Indenture); and

(b) Other “Permitted Liens” (as defined in the Indenture) that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Security Documents.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or other entity.

“Pledgors” means MagnaChip Semiconductor LLC, the Borrowers, the Guarantors (as defined in the Indenture) and any other Person (if any) that provides collateral security for any Secured Obligations.

“Priority Lien” means a Lien granted by a Priority Lien Security Document to the Collateral Trustee or the Priority Lien Collateral Agent, at any time, upon any property of any Borrower or any other Pledgor to secure Priority Lien Obligations.

“Priority Lien Collateral” means all properties and assets of Borrowers and the other Pledgors, now owned or hereafter acquired, with respect to which a Priority Lien is granted, together with the rights of the Priority Lien Collateral Agent, if any, in the Collateral Trust Security Rights and the rights in any Insurance Claims.

“Priority Lien Collateral Agent” means the Credit Agreement Agent, in its capacity as Priority Lien Collateral Agent under the Priority Lien Security Documents, together with its successors in such capacity.

“Priority Lien Debt” means:

(a) Indebtedness under the Credit Agreement that was permitted to be incurred and secured under each applicable Secured Debt Document (or as to which the lenders under the Credit Agreement obtained an Officers’ Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all applicable Secured Debt Documents);

(b) Indebtedness under any other Credit Facility that is secured equally and ratably with the Credit Agreement by a Lien which was intended to be a Priority Lien and that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of any Indebtedness referred to in this clause (b), that:

(1) on or before the date on which such Indebtedness is incurred by the Borrowers such Indebtedness is designated by the Borrowers, in an Officers’ Certificate delivered to each Priority Lien Representative and each Parity Lien Representative, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided, that no Series of Secured Debt may be designated as both Parity Lien Debt and Priority Lien Debt;

(2) such Indebtedness is governed by a credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(3) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Trustee and the Priority Lien Collateral Agent’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (3) will be conclusively established if the Borrowers deliver to the Priority Lien Collateral Agent an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Priority Lien Debt”); and

(c) Hedging Obligations incurred to hedge or manage interest rate, currency or commodity price risk and which are secured by a Lien on all of the assets and properties that secure Indebtedness under the Credit Agreement.

“Priority Lien Documents” means the Credit Agreement and any other Credit Facility pursuant to which any Priority Lien Debt is incurred and the Priority Lien Security Documents.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations (including, without limitation, any Obligations under guarantees issued by Korean Opco or any other Pledgor) in respect of Priority Lien Debt.

“Priority Lien Representative” means:

(a) in the case of the Credit Agreement, the Credit Agreement Agent; or

(b) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the Priority Lien Security Documents) pursuant to the credit agreement or other agreement governing such Series of Priority Lien Debt, and who has executed an Intercreditor Agreement Joinder.

“Priority Lien Security Documents” means this Agreement, each Lien Sharing and Priority Confirmation relating to Priority Lien Debt, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by any Borrower or any other Pledgor creating (or purporting to create) a Lien for the benefit of the holders of Priority Lien Debt upon Collateral in favor of the Priority Lien Representative, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Required Parity Lien Debtholders” means, at any time, the holders of more than 50% of the sum of:

(a) the aggregate outstanding principal amount of Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn); and

(b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Parity Lien Debt.

For purposes of this definition, (i) Parity Lien Debt registered in the name of, or beneficially owned by, any Borrower or any Affiliate of such Borrower will be deemed not to be outstanding, and (ii) votes will be determined in accordance with the provisions of Section 7.2.

“Required Priority Lien Debtholders” means, at any time, the holders of more than 50% of the sum of:

(a) the aggregate outstanding principal amount of Priority Lien Debt (including outstanding letters of credit whether or not then available or drawn); and

(b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt.

For purposes of this definition, (i) Priority Lien Debt registered in the name of, or beneficially owned by, any Borrower or any Affiliate of such Borrower will be deemed not to be outstanding, and (ii) votes will be determined in accordance with Section 7.2.

“Secured Debt” means Parity Lien Debt and Priority Lien Debt.

“Secured Debt Default” means any event or condition which, under the terms of any credit agreement, indenture or other agreement governing any Series of Secured Debt causes, or permits holders of Secured Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.

“Secured Debt Documents” means the Parity Lien Documents and the Priority Lien Documents.

“Secured Debt Representative” means each Parity Lien Representative and each Priority Lien Representative.

“Secured Obligations” means Parity Lien Obligations and Priority Lien Obligations.

“Secured Parties” means the holders of Secured Obligations and the Secured Debt Representatives.

“Security Documents” means the Parity Lien Security Documents and the Priority Lien Security Documents.

“Series of Parity Lien Debt” means, severally, the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

“Series of Priority Lien Debt” means, severally, Indebtedness outstanding under the Credit Agreement and each other issue or series of Priority Lien Debt for which a single transfer register is maintained.

“Series of Secured Debt” means, severally, each Series of Priority Lien Debt and each Series of Parity Lien Debt.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date hereof, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Trustee” has the meaning set forth in the recitals.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

SECTION 1.2 Rules of Interpretation.

(a) All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(b) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c) The use in this Agreement or any of the other Security Documents or Priority Lien Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d) References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

(e) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Indenture and (2) prior to the Discharge of Priority Lien Obligations, approved in a writing delivered to the Collateral Trustee, the Priority Lien Collateral Agent and the Parity Lien Collateral Agent by, or on behalf of, the requisite holders of Priority Lien Obligations as are needed (if any) under the terms of the applicable Priority Lien Documents to approve such amendment or modification.

(f) This Agreement and the Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable to this Agreement or the other Security Documents.

ARTICLE 2. AUTHORITY, REPRESENTATIONS AND WARRANTIES

SECTION 2.1 Appointment and Authority. Each Priority Lien Representative and Parity Lien Representative hereby irrevocably appoints, respectively, the Priority Lien Collateral Agent, the Parity Lien Collateral Agent, and Collateral Trustee, to act on its behalf in the roles described herein and pursuant to the other Security Documents to which they are respectively either a party or a beneficiary and authorizes each such Person to take such actions on its behalf and to exercise such powers as are delegated to such Person by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

SECTION 2.2 Representations and Warranties of the Priority Lien Collateral Agent and Priority Lien Representatives. The Priority Lien Collateral Agent and each Priority Lien Representative represent, warrant, acknowledge and agree on behalf of itself and the holders of Priority Lien Obligations for which it purports to be acting that (1) it is authorized to enter into this Agreement on behalf of itself and such holders, (2) it has the corporate power and authority and the legal right to execute and deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement and (3) this Agreement constitutes a valid and legally binding obligation of the Priority Lien Collateral Agent or such Priority Lien Representative, as the case may be, enforceable against the Priority Lien Collateral Agent or such Priority Lien Representative, as the case may be, in accordance with its terms.

SECTION 2.3 Representations and Warranties of the Parity Lien Collateral Agent and Parity Lien Representatives. The Parity Lien Collateral Agent and each Parity Lien Representative represents, warrants, acknowledges and agrees on behalf of itself and the holders of the Parity Lien Obligations for which it purports to be acting that (1) it is authorized to enter into this Agreement on behalf of itself and such holders, (2) it has the corporate power and authority and the legal right to execute and deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement and (3) this Agreement constitutes a valid and legally binding obligation of the Parity Lien Collateral Agent or such Parity Lien Representatives, as the case may be, enforceable against the Parity Lien Collateral Agent or such Parity Lien Representative, as the case may be, in accordance with its terms.

SECTION 2.4 Representations and Warranties of the Collateral Trustee. The Collateral Trustee represents, warrants, acknowledges and agrees that (1) it is authorized to enter into this Agreement, (2) it has the corporate power and authority and the legal right to execute and deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement and (3) this Agreement constitutes a valid and legally binding obligation of the Collateral Trustee, enforceable against the Collateral Trustee in accordance with its terms.

ARTICLE 3. THE TRUST ESTATES AND LIEN INTERESTS

SECTION 3.1 Priority of Liens and Interests in Collateral Trust.

(a) Notwithstanding (1) anything else contained herein, (2) in any of the other Security Documents, (3) the time of incurrence of any Series of Parity Lien Debt, (4) the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt, (5) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral, (6) the time of taking possession or control over any Collateral, (7) that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien, or (8) the rules for determining priority under any law governing relative priorities of Liens, it is:

(A) the intent of the parties that the grant of Priority Liens pursuant to the Priority Lien Security Documents and the grant of Parity Liens pursuant to the Parity Lien Security Documents, respectively, create two separate and distinct Liens: the Priority Liens securing the payment and performance of the Priority Lien Obligations and the Parity Liens securing the payment and performance of the Parity Lien Obligations, respectively; and

(B) the agreement of the parties that the Parity Liens securing the Parity Lien Obligations are expressly subject and subordinate to the Priority Liens securing the Priority Lien Obligations.

(b) Notwithstanding anything contained herein or in any of the other Security Documents, the Collateral Trustee shall act pursuant to the enforcement of its rights with respect to Korean Opco, including any Collateral granted or provided to it by Korean Opco, only in accordance with the following procedures:

(1) Subject to the restrictions, limitations and other provisions set forth in the balance of this Section 3.1(b) or in Section 3.2(b), the Collateral Trustee shall make demand under and take enforcement actions with respect to the Collateral Trust Guarantee Rights in accordance with the directions of the Priority Lien Collateral Agent, with respect to the guarantee of Priority Obligations, and in accordance with the directions of the Parity Lien Collateral Agent, with respect to the guarantee of Parity Obligations; provided that nothing in this clause (1) shall be deemed to authorize any actions with respect to the enforcement, waiver or non-enforcement of any Collateral Trust Security Rights or Insurance Claims, all of which actions shall be taken only pursuant to clause (2) or (5) below, as applicable.

(2) Until the Discharge of Priority Lien Obligations, the Collateral Trustee shall act with respect to the enforcement, waiver or non-enforcement of all Collateral Trust Security Rights or Insurance Claims, in accordance with the directions of the Priority Lien Collateral Agent, including, without limitation, the filing and enforcement of any secured claim(s) in any Insolvency and Liquidation Proceeding with respect to any guarantee it holds for the benefit of the holders of Priority Lien Obligations or the Parity Lien Obligations and the filing and settlement of such Insurance Claims.

(3) Until the Discharge of Priority Lien Obligations, all proceeds from secured claims in any Korean Insolvency and Liquidation Proceedings received by the Collateral Trustee, all proceeds of Insurance Claims and all other payments from the enforcement of the guaranties held by the Collateral Trustee shall be delivered, after payment of any expenses of the Collateral Trustee, to the Priority Lien Collateral Agent for distribution in accordance with this Agreement; thereafter, all proceeds shall be paid to the Parity Lien Collateral Agent for distribution in accordance with this Agreement.

(4) If it shall be determined in any Insolvency or Liquidation Proceeding that there are Collateral Trust Guarantee Rights, any proceeds and all instructions for the filing and enforcement of claims with respect thereto (including, without limitation, the voting of such claims) are to be given to/by Parity Lien Collateral Agent with respect to that portion of the Collateral Trust Guarantee Rights that relate to the guarantee of the Parity Lien Debt and the Priority Lien Collateral Agent with respect to that portion of the Collateral Trust Guarantee Right that relate to the Priority Lien Debt.

(5) After the Discharge of Priority Lien Obligations, the Collateral Trustee shall act with respect to the enforcement, waiver, or non-enforcement of all Collateral Trust Security Rights or Insurance Claims, in accordance with the directions of the Parity Lien Collateral Agent.

SECTION 3.2 Restrictions on Enforcement of Parity Liens.

(a) Until the Discharge of Priority Lien Obligations, the Collateral Trustee, the Priority Lien Collateral Agent and the holders of the Priority Lien Obligations will have, subject to the exceptions set forth below in clauses (1) through (4), and subject to the rights, if any, of the holders of Permitted Prior Liens, the exclusive right to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral, including, without limitation, the right to instruct the Collateral Trustee with respect to all Collateral Trust Security Rights as described in Section 3.1(b). The Parity Lien Collateral Agent, the Trustee and the holders of Notes or other Parity Lien Obligations may not take any action to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral until the Discharge of Priority Lien Obligations. Notwithstanding the foregoing, the Required Parity Lien Debtholders may, subject to the rights of the holders of other Permitted Prior Liens, direct the Parity Lien Collateral Agent:

(1) without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations;

(2) as necessary to redeem any Parity Lien Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Priority Lien Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Priority Lien Obligations in the event of foreclosure or other enforcement of any Permitted Prior Lien;

(3) as necessary to perfect or establish the priority (subject to Priority Liens and other Permitted Prior Liens) of the Parity Liens upon any Parity Lien Collateral; provided, that the Trustee and the holders of Parity Lien Obligations may not require the Collateral Trustee or the Parity Lien Collateral Agent to take any action to perfect any Collateral through possession or control; or

(4) as necessary to create, prove, preserve or protect (but not enforce) the Parity Liens upon any Parity Lien Collateral; provided, that the Trustee and the holders of Parity Lien Obligations may not require the Collateral Trustee or the Parity Lien Collateral Agent to take any action to create, prove, preserve or protect any Collateral through possession or control.

(b) Until the Discharge of Priority Lien Obligations, none of the holders of Notes or other Parity Lien Obligations, the Parity Lien Collateral Agent or any Parity Lien Representative will:

(1) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court or administrative tribunal, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Priority Lien Obligations in respect of the Priority Liens or that would limit, invalidate, avoid or set aside any Priority Lien or subordinate the Priority Liens to the Parity Liens or grant the Parity Liens equal ranking to the Priority Liens;

(2) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction or other judicial or administrative order or restriction against foreclosure or enforcement of Priority Liens made by the Collateral Trustee, the Priority Lien Collateral Agent, any holder of Priority Lien Obligations or any Priority Lien Representative in any Insolvency or Liquidation Proceeding;

(3) oppose or otherwise contest any lawful exercise by the Collateral Trustee, the Priority Lien Collateral Agent, any holder of Priority Lien Obligations or any Priority Lien Representative of the right to credit bid Priority Lien Debt at any sale in foreclosure of Priority Liens;

(4) oppose or otherwise contest any other request for judicial relief made in any court by the Collateral Trustee, the Priority Lien Collateral Agent, any holder of Priority Lien Obligations or any Priority Lien Representative relating to the lawful enforcement of any Priority Lien; or

(5) challenge the validity, enforceability, perfection or priority of the Priority Liens.

Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of Notes and other Parity Lien Obligations and the Parity Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of their claims if they were to be treated as unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against any Borrower or any other Pledgor against which they have a claim in accordance with applicable law; provided, that, by accepting a Note, each holder of Notes agrees not to take any of the actions prohibited under Section 3.1(b) or under clauses (1) through (5) of this Section 3.2(b) or oppose or contest any order that it has agreed not to oppose or contest under Section 3.6.

(c) At any time prior to the Discharge of Priority Lien Obligations and after (1) the commencement of any Insolvency or Liquidation Proceeding in respect of any Borrower or any other Pledgor or (2) the Parity Lien Collateral Agent and each Parity Lien Representative and the Borrowers have received written notice from the Priority Lien Collateral Agent or any Priority Lien Representative, stating that (A) any Series of Priority Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (B) the holders of Priority Liens securing one or more Series of Priority Lien Debt have become entitled under any Priority Lien Documents to, and desire to, enforce any or all of the Priority Liens by reason of a default under such Priority Lien Documents, no distribution of securities or other assets received with respect to any secured claim in any Insolvency or Liquidation Proceedings of any Pledgor and no payment of money (or the equivalent of money) will be made from the proceeds of Collateral by any Borrower or any other Pledgor to the Parity Lien Collateral Agent, any Parity Lien Representative or any holder of Notes or any other holder of Parity Lien Obligations (including, without limitation, payments and prepayments made for application to Parity Lien Obligations and all other payments and deposits made pursuant to any provision of any Parity Lien Document).

(d) All proceeds of Collateral (including any distribution of securities or other assets with respect to any secured claim in any Insolvency or Liquidation Proceedings of any Pledgor) received by the Collateral Trustee or the Parity Lien Collateral Agent, any Parity Lien Representative or any holder of Parity Lien Obligations at any time prior to the Discharge of Priority Lien Obligations in violation of Section 3.2(c) will be held by the Collateral Trustee, the Parity Lien Collateral Agent, the applicable Parity Lien Representative or the applicable holder of Parity Lien Obligations for the account of the holders of Priority Liens and remitted or otherwise appropriately delivered to any Priority Lien Representative upon demand by such Priority Lien Representative. The Parity Liens will remain attached to and enforceable against all proceeds so held or remitted. All proceeds of Collateral received by the Collateral Trustee, the Parity Lien Collateral Agent, any Parity Lien Representative, the holders of Notes and the other holders of Parity Lien Obligations not in violation of Section 3.2(c) will be received by the Collateral Trustee, the Parity Lien Collateral Agent, such Parity Lien Representatives or such holder of Parity Lien Obligations free from the Priority Liens and all other Liens except the Parity Liens.

SECTION 3.3 Waivers With Respect to Rights of Marshalling or Subrogation.

(a) Prior to the Discharge of Priority Lien Obligations, holders of Notes and other Parity Lien Obligations, each Parity Lien Representative and the Parity Lien Collateral Agent may not assert or enforce any right (1) of marshalling accorded to a junior lienholder, as against the holders of Priority Liens (in their capacity as priority lienholders), or (2) to subrogation that may exist as a result of the operation of this Agreement or applicable law.

(b) Following the Discharge of Priority Lien Obligations, the Parity Lien Collateral Agent, the holders of Parity Lien Obligations and any Parity Lien Representative may assert (1) their right under the UCC or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Priority Lien Obligations, and (2) any subrogation rights that may then exist in their favor.

(c) The Parity Lien Collateral Agent, any Parity Lien Representative and each holder of Parity Lien Obligations agree that the Collateral Trustee, any Priority Lien Representatives, and the Priority Lien Collateral Agent have no duty to preserve any rights of subrogation for their benefit other than as provided in the following sentence.

The Priority Lien Collateral Agent agrees to provide any documentation (which documentation shall not impose any liability or responsibility on the Priority Lien Collateral Agent) reasonably requested by the Parity Lien Collateral Agent to allow the enforcement of any subordination rights that are permitted to be enforced under Section 3.3(b).

SECTION 3.4 Discretion in Enforcement of Priority Liens. In exercising rights and remedies with respect to the Collateral, the Priority Lien Representatives may enforce (or refrain from enforcing) the provisions of the Priority Lien Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:

(a) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Priority Lien Obligations, (including, without limitation, the right to instruct the Collateral Trustee with respect to all Collateral Trust Security Rights as described in Section 3.1(b);

(b) the enforcement or forbearance from enforcement of any Priority Lien in respect of the Collateral;

(c) the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Priority Lien Collateral to the extent provided in the Priority Lien Security Documents;

(d) the acceptance of the Collateral in full or partial satisfaction of the Priority Lien Obligations;

(e) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity; and

(f) instruct the Collateral Trustee, subject to and in accordance with the terms of this Agreement.

SECTION 3.5 Discretion in Enforcement of Priority Lien Obligations. Without in any way limiting the generality of Section 3.4, the holders of Priority Lien Obligations and the Priority Lien Representatives may, at any time and from time to time, without the consent of or notice to holders of Parity Lien Obligations or the Parity Lien Representatives, without incurring responsibility to holders of Parity Lien Obligations and the Parity Lien Representatives and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of holders of Parity Lien Obligations and the Parity Lien Representatives, do any one or more of the following:

(a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Priority Lien Obligations, or otherwise amend or supplement in any manner the Priority Lien Obligations, or any instrument evidencing the Priority Lien Obligations or any agreement under which the Priority Lien Obligations are outstanding;

(b) release any Person or entity liable in any manner for the collection of the Priority Lien Obligations;

(c) release the Priority Lien on any Collateral;

(d) exercise or refrain from exercising any rights against any Pledgor; and

(e) instruct the Collateral Trustee, subject to and in accordance with the terms of this Agreement.

SECTION 3.6 Insolvency or Liquidation Proceedings.

(a) If in any Insolvency or Liquidation Proceeding and prior to the Discharge of Priority Lien Obligations, the holders of Priority Lien Obligations by an Act of Required Debtholders consent to any order:

(1) for use of cash collateral;

(2) approving a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all Priority Liens upon any property of the estate in such Insolvency or Liquidation Proceeding;

(3) granting any relief on account of Priority Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Priority Lien Obligations in the Collateral subject to Priority Liens; or

(4) relating to a sale of assets of any Borrower or any other Pledgor that provides, to the extent the assets sold are to be free and clear of Liens, that all Priority Liens and Parity Liens will attach to the proceeds of the sale;

then, the holders of Notes and other Parity Lien Obligations, in their capacity as holders of secured claims, and each Parity Lien Representative, will not oppose or otherwise contest the entry of such order, so long as none of the holders of Priority Lien Obligations or any Priority Lien Representative in any respect opposes or otherwise contests any request made by any holder of Notes or other Parity Lien Obligations or a Parity Lien Representative for the grant to the Parity Lien Collateral Agent, for the benefit of the holders of Notes and other Parity Lien Obligations, of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Priority Lien Obligations, co-extensive in all respects with, but subordinated (as set forth in Section 3.1) to, such Lien and all Priority Liens on such property.

Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of Notes and other Parity Lien Obligations and the Parity Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of their claims if they were to be treated as unsecured claims, including, without limitation, the commencement of Insolvency or Liquidation Proceedings against any Borrower or any other Pledgor against which they have a claim in accordance with applicable law; provided, that the holders of Parity Lien Obligations and the Parity Lien Representatives may not take any of the actions prohibited under Section 3.2(b) or oppose or contest any order that it has agreed not to oppose or contest under clauses (1) through (4) of the preceding paragraph.

(b) The holders of Notes or other Parity Lien Obligations or any Parity Lien Representative will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Parity Liens, except that the foregoing restriction shall not prevent the foregoing Persons from:

(1) freely seeking and obtaining relief: (A) granting a junior Lien co-extensive in all respects with, but subordinated (as set forth in Section 3.1) to, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of Priority Lien Obligations; or (B) in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

(2) freely seeking and obtaining any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations.

SECTION 3.7 Collateral Shared Equally and Ratably within Class. The parties to this Agreement agree that the payment and satisfaction of all of the Secured Obligations within each Class will be secured equally and ratably by the Liens established in favor of the Priority Lien Collateral Agent or Parity Lien Collateral Agent, as applicable, for the benefit of the Secured Parties belonging to such Class. It is understood and agreed that nothing in this Section 3.7 is intended to alter the priorities among Secured Parties belonging to different Classes as provided in Section 3.1.

SECTION 3.8 Amendment of Priority Lien Security Documents.

(a) No amendment or supplement to the provisions of any Priority Lien Security Document will be effective without the approval of the Priority Lien Collateral Agent acting as directed by the Required Priority Lien Debtholders, except that:

(1) any amendment or supplement that has the effect solely of adding or maintaining Collateral, securing additional Priority Lien Debt that was otherwise permitted by the terms of the Priority Lien Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Priority Liens or the rights of the Priority Lien Collateral Agent therein will become effective when executed and delivered by any Borrower or any other applicable Pledgor party thereto and the Priority Lien Collateral Agent;

(2) no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Priority Lien Obligations:

(A) to vote its outstanding Priority Lien Debt as to any matter described as subject to direction by the Required Priority Lien Debtholders

(or amends the provisions of this clause (2) or the definition of “Required Priority Lien Debtholders”),

(B) to share in the order of application described under Section 3.1 in the proceeds of enforcement of or realization on any Collateral, or

(C) to require that Priority Liens be released only as set forth in the provisions described under Section 5.1,

will become effective without the consent of the requisite percentage or number of holders of each Series of Priority Lien Debt so affected under the applicable Priority Lien Document; and

(3) no amendment or supplement that imposes any obligation upon the Priority Lien Collateral Agent or any Priority Lien Debt Representative or adversely affects the rights of the Priority Lien Collateral Agent or any Priority Lien Representative, in its individual capacity as such, will become effective without the consent of the Priority Lien Collateral Agent or such Priority Lien Representative.

(b) Any amendment or supplement to the provisions of the Priority Lien Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in the applicable Priority Lien Documents referenced under Section 5.1.

SECTION 3.9 Amendment of Parity Lien Security Documents.

(a) No amendment or supplement to the provisions of any Parity Lien Security Document will be effective without the approval of the Parity Lien Collateral Agent acting as directed by the Required Parity Lien Debtholders, except that:

(1) any amendment or supplement that has the effect solely of adding or maintaining Collateral, securing additional Parity Lien Debt that was otherwise permitted by the terms of the Parity Lien Documents to be secured by the Parity Lien Collateral or preserving, perfecting or establishing the priority of the Parity Liens or the rights of the Parity Lien Collateral Agent therein will become effective when executed and delivered by any Borrower or any other applicable Pledgor party thereto and the Parity Lien Collateral Agent;

(2) no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Parity Lien Obligations:

(A) to vote its outstanding Parity Lien Debt as to any matter described as subject to direction by the Required Parity Lien Debtholders (or amends the provisions of this clause (2) or the definition of “Required Parity Lien Debtholders”),

(B) to share in the order of application described under Sections 4.1 and 4.2 in the proceeds of enforcement of or realization on any Collateral, or

(C) to require that Parity Liens be released only as set forth in the provisions described under Section 5.1,

will become effective without the consent of the requisite percentage or number of holders of each Series of Parity Lien Debt so affected under the applicable Parity Lien Document; and

(3) no amendment or supplement that imposes any obligation upon the Parity Lien Collateral Agent or any Parity Lien Representative or adversely affects the rights of the Parity Lien Collateral Agent or any Parity Lien Representative, respectively, in its individual capacity as such, will become effective without the consent of the Parity Lien Collateral Agent or such Parity Lien Representative, respectively.

(b) Any amendment or supplement to the provisions of the Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in the applicable Parity Lien Documents referenced under Section 5.1. Any amendment or supplement that results in the Parity Lien Collateral Agent’s Liens upon the Parity Lien Collateral no longer securing the Notes and the other obligations under the Indenture may only be effected in accordance with Section 5.4.

(c) Notwithstanding anything to the contrary contained in the Parity Lien Documents, but subject to clauses (a)(2) and (a)(3) above:

(A) any mortgage or other security document that secures Parity Lien Obligations (but not Priority Lien Obligations) may be amended or supplemented with the approval of the Parity Lien Collateral Agent acting as directed in writing by the Required Parity Lien Debtholders, unless such amendment or supplement would not be permitted under the terms of this Agreement or the other Priority Lien Documents; and

(B) any amendment or waiver of, or any consent under, any provision of this Agreement or any other Security Document that secures Priority Lien Obligations will apply automatically to any comparable provision of any comparable Parity Lien Document without the consent of or notice to any holder of Parity Lien Obligations and without any action by any Pledgor or any holder of notes or other Parity Lien Obligations.

SECTION 3.10 Certain Notices in Security Documents. The holders of Parity Lien Obligations and the Parity Lien Representatives agree that each Security Document that secures Parity Lien Obligations (but not also securing Priority Lien Obligations) will include the following language:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Parity Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by such Parity Lien Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of December 23, 2004, among MAGNACHIP SEMICONDUCTOR S.A., a société anonyme, organized and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 10, rue de Vianden, L-2680 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of commerce and companies under the number B 97,483, MAGNACHIP SEMICONDUCTOR FINANCE COMPANY, a Delaware corporation, the Pledgors from time to time party thereto, UBS AG, STAMFORD BRANCH, as Credit Agreement Agent under the Credit Agreement (as defined therein) and as Priority Lien Collateral Agent, THE BANK OF NEW YORK, as Trustee under the Indenture (as defined therein) and as Priority Lien Collateral Agent, and U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”). In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement will govern.”

; provided, however, that if the jurisdiction in which any such Parity Lien Document will be filed prohibits the inclusion of the language above or would prevent a document containing such language from being recorded, the Parity Lien Representatives and the Priority Lien Representatives agree, prior to such Parity Lien Document being entered into, to negotiate in good faith replacement language stating that the lien and security interest granted under such Parity Lien Document is subject to the provisions of this Agreement.

ARTICLE 4. INTERCREDITOR RELATIONS

SECTION 4.1 Application of Proceeds in Distributions by the Priority Lien Collateral Agent.

(a) The Priority Lien Collateral Agent will apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral and the proceeds of any title insurance policy required under any Priority Lien Document in the following order of application:

FIRST, to the payment of all amounts payable under the Priority Lien Documents on account of the Collateral Trustee’s and the Priority Lien Collateral Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee and the Priority Lien Collateral Agent or any co-trustee or agent of the Priority Lien Collateral Agent in connection with any Priority Lien Security Document;

SECOND, to the repayment of Indebtedness and other Obligations, other than Secured Debt, secured by a Permitted Prior Lien on the Collateral collected, sold, foreclosed, or realized upon;

THIRD, to the respective Priority Lien Representatives for application to the payment of all outstanding Priority Lien Debt and any other Priority Lien Obligations that are then due and payable in such order as may be provided in the Priority Lien Documents in an amount sufficient to pay in full in cash all outstanding Priority Lien Debt and all other Priority Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt);

FOURTH, to the payment of all amounts payable under the Parity Lien Documents on account of the Collateral Trustee’s (to the extent not payable pursuant to clause FIRST above) and the Parity Lien Collateral Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee and the Parity Lien Collateral Agent or any co-trustee or agent of the Parity Lien Collateral Agent in connection with any Security Document;

FIFTH, to the respective Parity Lien Representatives for application to the payment of all outstanding Parity Lien Debt and any other Parity Lien Obligations that are then due and payable in such order as may be provided in the Parity Lien Documents in an amount sufficient to pay in full in cash all outstanding Parity Lien Debt and all other Parity Lien Obligations that are then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit, if any, constituting Parity Lien Debt); and

SIXTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the applicable Borrower or the applicable Pledgor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

(b) In connection with the application of proceeds pursuant to Section 4.1(a), except as otherwise directed by an Act of Required Debtholders, the Priority Lien Collateral Agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

SECTION 4.2 Application of Proceeds in Distributions by the Parity Lien Collateral Agent.

(a) Notwithstanding Section 4.1, following the Discharge of Priority Lien Obligations, the Collateral Trustee or the Parity Lien Collateral Agent will apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral and the proceeds of any title insurance policy required under any Parity Lien Document in the following order of application:

FIRST, to the payment of all amounts payable under the Parity Lien Documents on account of the Collateral Trustee’s and the Parity Lien Collateral Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee and the Parity Lien Collateral Agent or any co-trustee or agent of the Parity Lien Collateral Agent in connection with any Security Document;

SECOND, in accordance with clauses FIFTH and SIXTH of Section 4.1(a).

(b) If any Parity Lien Representative or any holder of a Parity Lien Obligation collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the Priority Lien Obligations in accordance with Section 4.1(a) above, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Parity Lien Representative or such holder of a Parity Lien Obligation, as the case may be, will forthwith deliver the same to the Priority Lien Collateral Agent, for the account of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Prior Lien, to be applied in accordance with Section 4.1(a). Until so delivered, such proceeds will be held by that Parity Lien Representative or that holder of a Parity Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Prior Lien.

(c) This Section 4.2 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future Secured Debt Representative, the Priority Lien Collateral Agent as holder of Priority Liens and the Parity Lien Collateral Agent as holder of Parity Liens. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a Lien Sharing and Priority Confirmation to the Priority Lien Collateral Agent, the Parity Lien Collateral Agent and each other Secured Debt Representative at the time of incurrence of such Series of Secured Debt.

(d) In connection with the application of proceeds pursuant to Section 4.2(a), except as otherwise directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

SECTION 4.3 Additional Secured Debt.

(a) Any Borrower or other applicable Pledgor will be permitted to designate as an additional holder of Secured Obligations hereunder each Person who is, or who becomes, the registered holder of Parity Lien Debt or the registered holder of Priority

Lien Debt incurred by such Borrower or such other Pledgor after the date of this Agreement in accordance with the terms of all applicable Secured Debt Documents. Any Borrower or other applicable Pledgor may effect such designation by delivering to the Collateral Trustee, the Priority Lien Collateral Agent and the Parity Lien Collateral Agent, with copies to each previously identified Secured Debt Representative, each of the following:

(1) an Officers’ Certificate stating that such Borrower or such other Pledgor intends to incur additional Secured Debt (“Additional Secured Debt”) which will either be (A) Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a Priority Lien equally and ratably with all previously existing and future Priority Lien Debt or (B) Parity Lien Debt permitted by each applicable Secured Debt Document to be secured with a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt;

(2) an Opinion of Counsel to the effect that such Borrower or such other Pledgor has (A) duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations and other documents to ensure that the Additional Secured Debt is secured by a lien on substantially the same Collateral (including substantially the same Collateral Trust Security Rights) as that held by the Priority Lien Collateral Agent or the Parity Lien Collateral Agent, as the case may be, and (B) all required consents have been obtained with respect to the additional guarantees issued to the Collateral Trustee with respect to such Additional Secured Debt; and

(3) a written notice specifying the name and address of the Secured Debt Representative for such series of Additional Secured Debt for purposes of Section 7.8.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Borrower or any other Pledgor to incur additional Indebtedness unless otherwise permitted by the terms of all applicable Secured Debt Documents.

(b) A Person to be designated as an additional holder of Secured Obligations hereunder must, prior to such designation,

(1) sign, through its designated Secured Debt Representative identified pursuant to Section 4.3(a), an Intercreditor Agreement Joinder and deliver such document to the Collateral Trustee and each Secured Debt Representative; and

(2) sign a Lien Sharing and Priority Confirmation and deliver such document to the Collateral Trustee and each Secured Debt Representative.

Originals of the foregoing documents shall be delivered to the Priority Lien Collateral Agent and the Parity Lien Collateral Agent, provided that after the Discharge of Priority Lien Obligations, originals thereof need not be delivered to the Priority Lien Collateral Agent.

ARTICLE 5. OBLIGATIONS ENFORCEABLE BY

THE BORROWERS AND THE OTHER PLEDGORS

SECTION 5.1 Release of Liens on Collateral.

(a) The Priority Liens and the Parity Liens upon the Collateral will be released:

(1) in whole, upon (A) payment in full and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full in cash and discharged and (B) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation, termination, or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents or arrangement of substitute collateralization for such Priority Lien Debt which is satisfactory to the holder of such applicable Priority Lien Debt;

(2) as to any Collateral that is sold, transferred or otherwise disposed of by any Borrower or any other Pledgor to a Person that is not (either before or after such sale, transfer or disposition) a Borrower or a Restricted Subsidiary (as defined under the Indenture) of any Borrower in a transaction or other circumstance that complies with Section 4.10 of the Indenture, if any, and is permitted by all of the other Secured Debt Documents or that is made in connection with an enforcement of a Priority Lien, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided, that the Parity Lien Collateral Agent’s Liens upon the Collateral will not be released if the sale or disposition (other than a sale or disposition made in connection with an enforcement of a Priority Lien) is subject to Section 5.01 of the Indenture;

(3) as to a release of less than all or substantially all of the Collateral, if consent to the release of all Priority Liens on such Collateral has been given by an Act of Required Debtholders; and

(4) as to a release of all or substantially all of the Collateral, if (A) consent to release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents and (B) the Borrowers have delivered an Officers’ Certificate to the Priority Lien Collateral Agent and the Parity Lien Collateral Agent certifying that any such necessary consents have been obtained.

(b) The Priority Lien Collateral Agent and the Parity Lien Collateral Agent agree for the benefit of the Borrowers and the other Pledgors that if the Priority Lien Collateral Agent or Parity Lien Collateral Agent, as applicable, at any time receives:

(1) an Officers’ Certificate stating that (A) the signing officer has read Article 5 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Debt Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with;

(2) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable; and

(3) prior to the Discharge of Priority Lien Obligations, the written confirmation of each Priority Lien Representative (or, at any time after the Discharge of Priority Lien Obligations, each Parity Lien Representative) (such confirmation to be given following receipt of, and based solely on, the Officers’ Certificate described in clause (1) above) that, in its view, such release is permitted by Section 5.1(a) and the respective Secured Debt Documents governing the Secured Obligations the holders of which such Secured Debt Representative represents;

(4) an Opinion of Counsel and any other documents required by, in the case of the Parity Lien Collateral Agent, the Indenture and the Trust Indenture Act of 1939, as amended.

then the Priority Lien Collateral Agent or Parity Lien Collateral Agent, as applicable, will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Borrowers or other applicable Pledgor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 5.1(b) by the Priority Lien Collateral Agent or Parity Lien Collateral Agent, as applicable.

(c) The Priority Lien Collateral Agent and the Parity Lien Collateral Agent hereby agree that:

(1) in the case of any release pursuant to clause (2) of Section 5.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Borrowers or other applicable Pledgor, the Priority Lien Collateral Agent and the Parity Lien Collateral Agent, as requested, will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

(2) at any time when a Secured Debt Default under a Series of Secured Debt that constitutes Parity Lien Debt has occurred and is continuing, within one Business Day of the receipt by it of any Act of Required Debtholders pursuant to Section 5.1(a)(3), the Priority Lien Collateral Agent prior to the Discharge of Parity Lien Obligations (and the Parity Lien Collateral Agent) thereafter will deliver a copy of such Act of Required Debtholders to each Secured Debt Representative.

(d) Each Secured Debt Representative hereby agrees that within one Business Day of the receipt by it of any notice from the Priority Lien Collateral Agent prior to the Discharge of Parity Lien Obligations and the Collateral Agent thereafter pursuant to Section 5.1(c)(2), such Secured Debt Representative will deliver a copy of such notice to each registered holder of the Series of Priority Lien Debt or Series of Parity Lien Debt for which it acts as Secured Debt Representative.

SECTION 5.2 Delivery of Copies to Secured Debt Representatives. The Borrowers will deliver to each Secured Debt Representative a copy of each Officers’ Certificate delivered to the Priority Lien Collateral Agent or the Parity Lien Collateral Agent pursuant to Section 5.1(b), together with copies of all documents delivered to the Priority Lien Collateral Agent or the Parity Lien Collateral Agent with such Officers’ Certificate. The Secured Debt Representatives will not be obligated to take notice thereof or to act thereon, subject to Section 5.1(d).

SECTION 5.3 Collateral Trustee and Collateral Agents not Required to Serve, File or Record. The Collateral Trustee, the Priority Lien Collateral Agent and the Parity Lien Collateral Agent are not required to serve, file, register or record any instrument releasing or subordinating their Liens on any Collateral to any third party; provided, however, that if after the satisfaction of all conditions to the release of the relevant Collateral described in Section 5.1, any Borrower or any other Pledgor shall make a written demand for a termination statement whether under Section 9-513(c) of the UCC or any other applicable law, the Collateral Trustee, the Priority Lien Collateral Agent and the Parity Lien Collateral Agent shall comply with the written request of such Borrower or Pledgor to comply with the requirements of such UCC or other applicable provision; provided, further, that the Collateral Trustee, the Priority Lien Collateral Agent and the Parity Lien Collateral Agent may first confirm with their counsel and the Secured Debt Representatives that the requirements of such UCC or other applicable provisions have been satisfied and that additional Collateral is not being released by the execution and delivery thereof.

SECTION 5.4 Release of Liens in Respect of Notes. The Parity Lien Collateral Agent’s Parity Lien upon the Parity Lien Collateral will no longer secure the Notes outstanding under the Indenture or any other Obligations under the Indenture, and the right of the holders of the Notes and such Obligations to the benefits and proceeds of the Parity Lien Collateral Agent’s Parity Lien on the Parity Lien Collateral will terminate and be discharged:

(a) upon satisfaction and discharge of the Indenture as set forth under Article 11 of the Indenture;

(b) upon a Legal Defeasance or Covenant Defeasance (each as defined under the Indenture) of the Notes as set forth under Article 8 of the Indenture;

(c) upon payment in full and discharge of all Notes outstanding under the Indenture and all Obligations that are outstanding, due and payable under the Indenture at the time the Notes are paid in full and discharged; or

(d) in whole or in part, with the consent of the holders of the requisite percentage of Notes in accordance with Article 9 of the Indenture.

As a condition to the release of the Collateral by the Parity Lien Collateral Agent, the Trustee and the Parity Lien Collateral Agent shall have received the Officer’s Certificate, Opinion of Counsel and other documentation required by Section 5.1.

SECTION 5.5 Standard for Excluded Assets After Discharge of Priority Lien Obligations. Following the Discharge of Priority Lien Obligations if (a) a Subsidiary of MagnaChip Semiconductor LLC (USA) (“US LLC”) owns Collateral in a jurisdiction where no Subsidiary of US LLC has pledged Collateral or owns Collateral of a type which has not been previously pledged to secure Parity Lien Debt, or the pledge of any Collateral by such Subsidiary shall be unlawful or impracticable, or costs of obtaining Liens in such Collateral are excessive in relation to the value of such Collateral or if such Collateral had not been subject to the Priority Liens at the time of the Discharge of Priority Lien Obligations, or (b) there occurs a change in law or regulation which would make it unlawful or impracticable to maintain liens in any portion of the Collateral, then upon receipt of (1) an Officer’s Certificate setting forth in reasonable detail the reasons why such Collateral was not subject to the Priority Liens or cannot be made or remain subject to the Parity Lien Security Documents and (2) an Opinion of Counsel or letter from a prominent financial institution or investment bank located in the applicable jurisdiction and active in secured lending stating that it is not customary (which determination may take into account the reason for excluding any such property from the scope of Priority Liens) for borrowers in such jurisdiction to make or maintain pledges in such Collateral under such circumstances, the Parity Lien Representative and the Parity Lien Collateral Agent shall not require such Subsidiary to pledge such Collateral pursuant to the Security Documents.

ARTICLE 6. PROVISIONS RELATING TO

RIGHTS OF LIEN ENFORCEMENT PARTIES

SECTION 6.1 Exculpatory Provisions.

(a) None of the Lien Enforcement Parties shall have any duties or obligations except those expressly set forth herein and in the other Security Documents and the Collateral Trust Agreement and no implied duties or obligations shall be read into this Agreement against any Lien Enforcement Party. Without limiting the generality of the foregoing, none of the Lien Enforcement Parties:

(1) shall be subject to any fiduciary or other implied duties;

(2) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers that the applicable Lien Enforcement Party is required to undertake as directed in writing by the Required Priority Lien Debtholders or the Required Parity Lien Debtholders, as applicable; provided that none of the Lien Enforcement Parties shall be required to act until such Lien Enforcement Party has received security or indemnity reasonably satisfactory to such Lien Enforcement Party against any claim, loss, liability, cost or expense; provided further that none of the Lien Enforcement Parties shall be required to take any action that, in its judgment or the judgment of its counsel, may expose such Lien Enforcement Party to liability;

(3) shall have any duty to disclose, nor shall such Lien Enforcement Party be liable for the failure to disclose, any information relating to any Borrower or any of such Lien Enforcement Party’s Affiliates that is communicated to or obtained by the Person serving as a Lien Enforcement Party or any of its Affiliates in any capacity; and

(4) shall have any duty or obligation to perfect or maintain perfection of any security interest granted to it, it being understood and agreed that such duty and obligation shall be that of the Borrowers.

(b) None of the Lien Enforcement Parties shall be liable for any action taken or not taken by it (1) with the consent or at the request of the Required Priority Lien Debtholders or the Required Parity Lien Debtholders, as applicable (or such other number or percentage of the respective holders as shall be necessary, or such Lien Enforcement Party shall believe in good faith shall be necessary, under the circumstances) or (2) in the absence of its own gross negligence or willful misconduct.

(c) None of the Lien Enforcement Parties shall be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other Security Document or the Collateral Trust Agreement, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, or (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Security Document, the Collateral Trust Agreement or any other agreement, instrument or document. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to any Lien Enforcement Party is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term us used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

(d) None of the Lien Enforcement Parties shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond their reasonable control, including without limitation: acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, terrorist acts, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents, labor disputes, and acts of civil or military authority or governmental actions.

SECTION 6.2 Reliance by the Lien Enforcement Parties. Each Lien Enforcement Party shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Lien Enforcement Party also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder that by its terms must be fulfilled to the satisfaction of a Lien Enforcement Party, each Lien Enforcement Party may presume that such condition is satisfactory to the Priority Lien Representative or Parity Lien Representative, as applicable, unless such Lien Enforcement Party shall have received notice to the contrary from such Priority Lien Representative or Parity Lien Representative. Each Lien Enforcement Party may consult with legal counsel (who may be counsel for Borrowers or other Persons having an interest in the decision), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 6.3 Delegation of Duties. Each Lien Enforcement Party may perform any and all of its duties and exercise its rights and powers hereunder or under any other Security Document or under the Collateral Trust Agreement by or through any one or more sub-agents, co-trustees or separate trustees appointed by the Borrowers or such Lien Enforcement Party. Each Lien Enforcement Party and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent, co-trustee or separate trustee and to the Affiliates of such Lien Enforcement Party and any such sub-agent, co-trustee or separate trustee.

SECTION 6.4 Resignation of the Lien Enforcement Parties. Collateral Trustee may resign pursuant to Section 5.1 of the Collateral Trust Agreement. Each of the Priority Lien Collateral Agent and the Parity Lien Collateral Agent may at any time give notice of its resignation to the Priority Lien Representative or the Parity Lien Representative, respectively. Upon receipt of any such notice of resignation, the Required Priority Lien Debtholders or the Required Parity Lien Debtholders, as applicable, shall have the right, in consultation with Borrowers, to appoint a successor. If no such successor shall have been so appointed by the Required Priority Lien Debtholders or the Required Parity Lien Debtholders, as applicable, and shall have accepted such appointment within 30 days after the retiring Priority Lien Collateral Agent or the retiring Parity Lien Collateral Agent, as applicable, gives notice of its resignation, then the retiring Priority Lien Collateral Agent or the retiring Parity Lien Collateral Agent, as applicable, may on behalf of the Priority Lien Representative or the Parity Lien Representative appoint a successor Priority Lien Collateral Agent or a successor Parity Lien Collateral Agent, as applicable, provided that if the Priority Lien Collateral Agent or the Parity Lien Collateral Agent shall notify Borrowers, the Priority Lien Representative or the Parity Lien Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Priority Lien Collateral Agent or the retiring Parity Lien Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Security Documents (except that in the case of any collateral security held by the Priority Lien Collateral Agent or the Parity Lien Collateral Agent, as applicable, on behalf of the Priority Lien Representative and the Parity Lien Representative respectively under any of the Security Documents, the retiring Priority Lien Collateral Agent or the retiring Parity Lien Collateral Agent, as applicable, shall continue to hold such collateral security as nominee until such time as a successor Priority Lien Collateral Agent or a successor Parity Lien Collateral Agent, as applicable, is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Priority Lien Collateral Agent or the Parity Lien Collateral Agent shall instead be made by or to each Priority Lien Representative or the Parity Lien Representative, as applicable, directly, until such time as the Required Priority Lien Debtholders and the Required Parity Lien Debtholders, as applicable, appoint a successor Priority Lien Collateral Agent or a successor Parity Lien Collateral Agent, as applicable, as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as the Priority Lien Collateral Agent or the Parity Lien Collateral Agent, as applicable, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Priority Lien Collateral Agent or the retiring (or retired) Parity Lien Collateral Agent, as applicable, and the retiring (or retired) Priority Lien Collateral Agent or the retiring (or retired) Parity Lien Collateral Agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Security Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by any Borrower to a successor Priority Lien Collateral Agent or a successor Parity Lien Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between such Borrower and such successor. After the retiring Priority Lien Collateral Agent’s or the retiring Parity Lien Collateral Agent’s resignation hereunder and under the other Security Documents, the provisions of this Article 6 shall continue in effect for the benefit of such retiring Priority Lien Collateral Agent or the retiring Parity Lien Collateral Agent, as applicable, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Priority Lien Collateral Agent or the retiring Parity Lien Collateral Agent, as applicable, was acting as the Priority Lien Collateral Agent or the Parity Lien Collateral Agent.

SECTION 6.5 Non-Reliance on the Lien Enforcement Parties, the Priority Lien Representative and the Parity Lien Representative. Each of Priority Lien Representative and the Parity Lien Representative acknowledges that each holder of Secured Debt, by their acceptance of the Secured Debt Documents to which it is a party and its extension of credit to the Borrowers, shall be deemed to acknowledge that it (i) has independently and without reliance upon any of the Lien Enforcement Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the applicable Secured Debt Documents, (ii) will, independently and without reliance upon any of the Lien Enforcement Parties, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Security Document or any related agreement or any document furnished hereunder or thereunder, and (iii) has instructed a Priority Lien Representative or a Parity Lien Representative, as the case may be, to act on its behalf.

SECTION 6.6 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers hereby jointly and severally agree to pay on demand (1) all out-of-pocket expenses incurred by each Lien Enforcement Party (including the fees, charges and disbursements of any counsel for such Lien Enforcement Party), in connection with the perfection, enforcement, or protection of the Liens and other rights of the Secured Parties (A) in connection with this Agreement and the other Security Documents and the Collateral Trust Agreement, including all post-closing matters contemplated by the Security Documents and its rights under this Section 6.6, or (B) in connection with the Priority Lien Debt or the Parity Lien Debt, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Priority Lien Debt or the Parity Lien Debt and (2) all documentary and similar taxes and charges in respect of the Security Documents and the Collateral Trust Agreement.

(b) Indemnification of the Lien Enforcement Parties. The Borrowers shall jointly and severally indemnify each Lien Enforcement Party and each of its Affiliates (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Pledgor arising out of, in connection with, or as a result of (1) the execution or delivery of this Agreement, any other Security Document, the Collateral Trust Agreement, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (2) any Priority Lien Debt or Parity Lien Debt or the use or proposed use of the proceeds therefrom, (3) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Pledgor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) result from a claim brought by any Borrower or any other Pledgor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Security Document or under the Collateral Trust Agreement, if such Borrower or such other Pledgor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by the Priority Lien Representative. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section 6.6 to be paid by it to the Priority Lien Collateral Agent or any of its Affiliates, each Priority Lien Representative agrees to pay to the Priority Lien Collateral Agent or any of its Affiliates such unpaid amount ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations on each outstanding Series of Priority Lien Debt; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Priority Lien Collateral Agent or any of its Affiliates.

(d) Reimbursement by the Parity Lien Representative. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section 6.6 to be paid by it to the Parity Lien Collateral Agent or any of its Affiliates, the Parity Lien Representative agrees to pay (solely from funds therefor received from holders of Parity Lien Debt) to the Parity Lien Collateral Agent or any of its Affiliates such unpaid amount ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations on each outstanding Series of Parity Lien Debt; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Parity Lien Collateral Agent or any of its Affiliates.

(e) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable requirements of law, none of the Borrowers nor the Pledgors shall assert, and each Borrower and each Pledgor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Security Document, the Collateral Trust Agreement, or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Priority Lien Debt, Parity Lien Debt, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement, any other Security Document, the Collateral Trust Agreement, or the transactions contemplated hereby or thereby.

ARTICLE 7. MISCELLANEOUS PROVISIONS

SECTION 7.1 Amendment of this Agreement. No amendment or supplement to the provisions of this Agreement will be effective unless made in accordance with Section 3.8 and Section 3.9 and with the consent of the Collateral Trustee.

SECTION 7.2 Voting. In connection with any matter under this Agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (a) the aggregate principal amount of Secured Debt held by such Series of Secured Debt (including outstanding letters of credit whether or not then available or drawn), plus (b) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt will vote the total amount of Secured Debt under that Series as a block in respect of any vote under this Agreement. Such Secured Debt

Representative shall deliver a certificate to the Priority Lien Collateral Agent or the Parity Lien Collateral Agent, as applicable, setting forth the aggregate amount of Secured Debt of such Series of Secured Debt and the results of the vote of such Series. The Priority Lien Collateral Agent or the Parity Lien Collateral Agent, as applicable, shall be entitled to rely and shall be fully protected in relying on such certificate.

SECTION 7.3 Further Assurances. Each Pledgor will do or cause to be done all acts and things that may be required, or that the Parity Lien Collateral Agent from time to time may reasonably request, to assure and confirm that the Parity Lien Collateral Agent holds, for the benefit of the holders of Parity Lien Obligations, duly created and enforceable and perfected Parity Liens upon the Parity Lien Collateral (including any property or assets that are acquired or otherwise become Parity Lien Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Parity Lien Documents. Upon the reasonable request of the Parity Lien Collateral Agent or any Parity Lien Representative at any time and from time to time, each Pledgor will promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Parity Lien Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Parity Lien Documents for the benefit of the holders of Parity Lien Obligations.

SECTION 7.4 Bailee for Perfection. Solely for purposes of perfecting the Parity Liens of the Parity Lien Collateral Agent in any portion of the Collateral in the possession of the Priority Lien Collateral Agent (or its agents or bailees) as part of the collateral securing the Priority Lien Obligations including, without limitation, any instruments, goods, negotiable documents, tangible chattel paper, certificated securities or money, the Priority Lien Collateral Agent and the Priority Lien Representatives acknowledge that the Priority Lien Collateral Agent also holds that property as bailee for the benefit of the Parity Lien Collateral Agent for the benefit of the holders of Parity Lien Obligations.

SECTION 7.5 Delivery of Collateral and Proceeds of Collateral. Following the Discharge of Priority Lien Obligations, the Priority Lien Collateral Agent will, to the extent permitted by applicable law, deliver to (a) the Parity Lien Collateral Agent or (b) such other Person as a court of competent jurisdiction may otherwise direct, (1) any Collateral held by, or on behalf of, the Priority Lien Collateral Agent or any holder of Priority Lien Obligations which secures the Parity Lien Obligations, and (2) all proceeds of Collateral held by, or on behalf of, the Priority Lien Collateral Agent or any holder of Priority Lien Obligations, whether arising out of an action taken to enforce, collect or realize upon any Collateral or otherwise. Such Collateral and such proceeds will be delivered without recourse and without any representation or warranty whatsoever as to the enforceability, perfection, priority or sufficiency of any Lien securing or guarantee or other supporting obligation for any Priority Lien Debt or Parity Lien Debt, together with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

SECTION 7.6 Successors and Assigns. Neither any Borrower nor any other Pledgor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Borrowers and the other Pledgors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, the Priority Lien Collateral Agent, the Parity Lien Collateral Agent, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

SECTION 7.7 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents or Priority Lien Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 7.8 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Priority Lien Collateral Agent:	UBS AG, Stamford Branch
Banking Products Services
677 Washington Boulevard
6-South
Stamford, CT 06901
Attention: Winslowe F. Ogbourne, Associate Director
Telephone No.: (203) 719-3587
Fax: (203) 719-3888

If to the Parity Lien Collateral Agent:	The Bank of New York
101 Barclay Street
New York, NY 10286
Attention: Corporate Trust Division – Corporate Finance Unit
Telephone: (212) 815-5360
Fax: (212) 815-5704

If to any Borrower or any other Pledgor:	c/o MagnaChip Semiconductor, Ltd.
891 daechi-dong, Kangnam-gu
Seoul 135-738, Korea
Attention: Robert Krakauer
Telephone: 82-23-459-3682
Fax:

If to the Credit Agreement Agent:	UBS AG, Stamford Branch
Banking Products Services
677 Washington Boulevard
6-South
Stamford, CT 06901
Attention: Winslowe F. Ogbourne, Associate Director
Telephone No.: (203) 719-3587
Fax: (203) 719-3888

If to the Collateral Trustee:	US Bank National Association
100 Wall Street, Suite 1600
New York, NY 10005
Attention: Corporate Trust Department
Telephone: (212) 361-6184
Fax: (212) 809-5459

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Secured Debt, its address shown on the register kept by the office or agency where the relevant Secured Debt may be presented for registration of transfer or for exchange. To the extent applicable, any notice or communication will also be so mailed to any Person described in § 313(c) of the Trust Indenture Act of 1939, as amended, to the extent required thereunder. Failure to mail a notice or communication to a holder of Secured Debt or any defect in it will not affect its sufficiency with respect to other holders of Secured Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it shall be considered to have been duly given, whether or not the addressee receives it.

SECTION 7.9 Notice Following Discharge of Priority Lien Obligations. Promptly following the Discharge of Priority Lien Obligations with respect to one or more Series of Priority Lien Debt, each Priority Lien Representative with respect to each applicable Series of Priority Lien Debt that is so discharged will provide written notice of such Discharge to the Collateral Trustee, the Priority Lien Collateral Agent, the Parity Lien Collateral Agent and to each other Secured Debt Representative.

SECTION 7.10 Parity Lien Collateral Agent and Priority Lien Collateral Agent. Notwithstanding anything herein to the contrary, it is hereby expressly agreed and acknowledged that the lien subordination and other agreements and obligations of the Parity Lien Collateral Agent herein are made solely in its capacity as Parity Lien Collateral Agent (and not in its individual capacity). The Parity Lien Collateral Agent shall not have any duties, obligations, or responsibilities to the Priority Lien Collateral Agent or any holder of Priority Lien Debt under this Agreement except as expressly set forth herein. Nothing in this Agreement shall be construed to operate as a waiver by the Parity Lien Collateral Agent of the benefit of any exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights contained in the Indenture, all of which are incorporated herein by reference mutatis mutandis, and each of the Priority Lien Collateral Agent and each holder of Priority Lien Obligations expressly agrees that, as between it and the Parity Lien Collateral Agent, the Parity Lien Collateral Agent shall have the benefit of all such exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights with respect to all actions of or omissions by the Parity Lien Collateral Agent under or pursuant to this Agreement.

SECTION 7.11 Concerning Parity Lien Representatives and Priority Lien Representatives. In directing the Parity Lien Collateral Agent or the Priority Lien Collateral Agent, the Parity Lien Representatives and the Priority Lien Representatives shall have no personal liability for acting as instructed by the requisite Secured Debt Holders under the applicable Security Documents.

SECTION 7.12 Entire Agreement. This Agreement states the complete agreement of the parties relating to the matters set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument or any other Security Document, Priority Lien Security Document, or Parity Lien Security Document, the terms, conditions and provisions of this Agreement shall prevail.

SECTION 7.13 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

SECTION 7.14 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 7.15 Obligations Secured. All obligations of the Pledgors set forth in or arising under this Agreement will be Secured Obligations. The Priority Lien Obligations are secured by the Priority Liens and the Parity Lien Obligations are secured by the Parity Liens.

SECTION 7.16 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 7.17 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and

City of New York. By executing and delivering this Agreement, each Pledgor, for itself and in connection with its properties, irrevocably:

(a) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(b) waives any defense of forum non conveniens;

(c) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.8;

(d) agrees that service as provided in clause (c) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(e) agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

SECTION 7.18 Waiver of Jury Trial. Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents, Priority Lien Security Documents, or Parity Lien Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents, Priority Lien Security Documents, or Parity Lien Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents and Priority Lien Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.18 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or Priority Lien Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 7.19 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

SECTION 7.20 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

SECTION 7.21 Additional Pledgors. The Borrowers will cause each Person that becomes a Pledgor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the parties hereto an Intercreditor Agreement Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Borrowers shall promptly provide each Secured Debt Representative with a copy of each Intercreditor Agreement Joinder executed and delivered pursuant to this Section 7.21.

SECTION 7.22 Continuing Nature of this Agreement. This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Priority Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Priority Lien Obligations or Priority Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Priority Lien Obligations is recovered from any holder of Priority Lien Obligations or any Priority Lien Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any holder of Parity Lien Obligations or Parity Lien Representative with respect to the Parity Lien Obligations from the proceeds of any Collateral or any title insurance policy required by any real property mortgage at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Parity Lien Representative or that holder of a Parity Lien Obligation, as the case may be, will forthwith deliver the same to the Priority Lien Collateral Agent, for the account of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Prior Lien, to be applied in accordance with Sections 4.1 and 4.2. Until so delivered, such proceeds will be held by that Parity Lien Representative or that holder of a Parity Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Prior Lien.

SECTION 7.23 Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Pledgor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

SECTION 7.24 Rights and Immunities of Secured Debt Representatives. The Credit Agreement Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Credit Agreement and the Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of the Pledgors, the Priority Lien Collateral Agent or the Parity Lien Collateral Agent hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be executed by their respective officers or representatives as of the day and year first above written.

MAGNACHIP SEMICONDUCTOR S.A., a Luxembourg company

By:
Name:
Title:

MAGNACHIP SEMICONDUCTOR FINANCE COMPANY, a Delaware corporation

By:
Name:
Title:

MAGNACHIP SEMICONDUCTOR LLC, a Delaware limited company

By:
Name:
Title:

MAGNACHIP SEMICONDUCTOR, INC., a Delaware corporation

By:
Name:
Title:

MAGNACHIP SEMICONDUCTOR SA HOLDINGS LLC, a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

MAGNACHIP SEMICONDUCTOR LIMITED, a company incorporated in England and Wales with registered no. 0523281

By:
Name:
Title:

MAGNACHIP SEMICONDUCTOR, LTD., a Japanese company

By:
Name:
Title:

MAGNACHIP SEMICONDUCTOR LIMITED, a Taiwanese company

By:
Name:
Title:

MAGNACHIP SEMICONDUCTOR B.V., a Netherlands company

By:
Name:
Title:

MAGNACHIP SEMICONDUCTOR LTD., a Korean corporation

By:
Name:
Title:

Signature Page to Intercreditor Agreement

For execution as a deed:

EXECUTED AS A DEED by	)
)
as duly appointed attorney	)
pursuant to a power of attorney	)
dated	)
for and on behalf of	)
MAGNACHIP SEMICONDUCTOR	)
LIMITED	)
in the presence of:	)

Witness:		Witness:

Name:		Name:

Address:		Address:

For execution otherwise than as a deed:

SIGNED by	)
)
as duly appointed attorney	)
pursuant to a power of attorney	)
dated	)
for and on behalf of	)
MAGNACHIP SEMICONDUCTOR	)
LIMITED	)
in the presence of:	)

Witness:

Name:

Address:

CERTIFICATION LANGUAGE

I, the undersigned, being a director of MagnaChip Semiconductor Limited, do hereby certify that this document is a true and complete copy of its original.

[Name]
Date:

[Signature Page to Intercreditor Agreement]

S-2A

UBS AG, STAMFORD BRANCH, as Credit Agreement Agent

By:
Name:
Title:

By:
Name:
Title:

UBS AG, STAMFORD BRANCH,, as Priority Lien Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK, as Parity Lien Collateral Agent

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

Signature Page to Intercreditor Agreement

EXHIBIT A

to Intercreditor Agreement

[FORM OF]

INTERCREDITOR AGREEMENT JOINDER

The undersigned,                                                  , a                                     , hereby agrees to become party as [a Pledgor] [a Parity Lien Representative] [a Priority Lien Representative] under the Intercreditor Agreement dated as of December 23, 2004 (the “Intercreditor Agreement”) among MAGNACHIP SEMICONDUCTOR S.A., a société anonyme, organized and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 10, rue de Vianden, L-2680 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of commerce and companies under the number B 97,483, MAGNACHIP SEMICONDUCTOR FINANCE COMPANY, a Delaware corporation, the Pledgors from time to time party thereto, UBS AG, STAMFORD BRANCH, as Credit Agreement Agent (as defined therein) and as Priority Lien Collateral Agent (as defined therein), The Bank of New York, as Trustee (as defined therein) and as Parity Lien Collateral Agent (as defined therein), and U.S. Bank National Association, as Collateral Trustee (as defined therein), as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

The provisions of Article 6 of the Intercreditor Agreement will apply with like effect to this Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of                                     , 20        .

[_________________________________________]

By:
Name:
Title: